UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2018

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00 Marina One East Tower Singapore 018936	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On April 2, 2018, as a condition to and simultaneous with the closing of the equity issuance contemplated by the Share Purchase Agreement (the “Share Purchase Agreement”), dated February 19, 2018, by and between Wave Life Sciences Ltd. (including its subsidiaries, the “Company” or “Wave”) and Takeda Pharmaceutical Company Limited (“Takeda”), the Company entered into an Investor Agreement with Takeda (the “Investor Agreement”). A description of the terms and conditions of the Investor Agreement that are material to the Company is set forth in the Current Report on Form 8-K filed by the Company on February 20, 2018 under the heading “Equity Investment” in Item 1.01 of such Current Report on Form 8-K, which description is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

From time to time, the Company presents and/or distributes slides and presentations to the investment community to provide updates and summaries of its business. On April 2, 2018, the Company updated its corporate presentation to remove the caveats related to the closing of its strategic collaboration with Takeda since the collaboration became effective on April 2, 2018, as described in Item 8.01 of this Current Report on Form 8-K. The updated presentation is available on the “For Investors & Media” section of the Company’s website at http://ir.wavelifesciences.com/. This presentation is also furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 8.01	Other Events.

On April 2, 2018, Wave closed on the issuance and sale of 1,096,892 ordinary shares to Takeda and received aggregate cash proceeds of approximately $60.0 million. The sale of shares was made pursuant to the terms of the Share Purchase Agreement, the terms of which were previously disclosed by Wave in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2018.

As a result of the closing under the Share Purchase Agreement, the Collaboration and License Agreement, dated February 19, 2018, by and among Wave Life Sciences USA, Inc., Wave Life Sciences UK Limited and Takeda (the “Collaboration Agreement”), became effective on April 2, 2018. Accordingly, Takeda is now required to pay Wave $110.0 million as an upfront payment under the Collaboration Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Document

99.1	Corporate Presentation of Wave Life Sciences Ltd. dated April 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

Date: April 2, 2018	/s/ Keith C. Regnante
Keith C. Regnante Chief Financial Officer